EXHIBIT 99.2


          BIGSTRING CORPORATION LAUNCHES VIDEO EMAIL FOR CHINESE MARKET

         RED BANK, N.J., January 23 - BigString Corporation (OTCBB: BSGC) announced today that it is launching a new video email platform for the Chinese market through its BigString.cn and BigString.com.cn websites. This service will allow users of both the traditional and simplified language Chinese BigString websites to send video emails up to 30 minutes in length that can be set to self-destruct after a predetermined number of views.

         "The popularity of video as means to communicate, in combination with one of the fastest-growing internet markets in the world, creates a significant new market opportunity for BigString" stated Darin Myman, President and CEO of BigString Corporation. Myman also noted that BigString "will continue to innovate communication privacy initiatives and seek distribution partnerships for the global market."

About BigString
---------------

         BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing messages and video, BigString's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.

Forward-Looking Statements
--------------------------

         Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results.

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com